AMENDMENT NO. 1 TO

PETROSONIC ENERGY, INC.

CONVERTIBLE DEBENTURE

This Amendment No. 1 to Petrosonic Energy, Inc. Convertible Debenture (“Amendment”) is made on this 5th day of June 2013 by and between Petrosonic Energy, Inc. (the “Company”) and Art Agolli (the “Holder”) based on the following:

RECITALS

A. On June 6, 2012, the Company issued to the Holder the Petrosonic Energy, Inc. Convertible Debenture (the “Debenture”) in the face amount of CDN$200,000.

B. Pursuant to the Debenture, the payment due date is June 6, 2013.

C. The Company and the Holder wish to extend the payment due date to June 6, 2014.

THEREFORE, the Company and the Holder agree:

1. Amendment to Maturity Date. Section 1(a) of the Debenture, which currently states:

The unpaid Principal of this Debenture shall be due and payable by the Company on the anniversary of the date hereof (the “Maturity Date”).

shall be amended to state:

The unpaid Principal of this Debenture shall be due and payable by the Company on the second anniversary of the date hereof (the “Maturity Date”).

2. All Other Terms Remain the Same. In all other respects, the terms and conditions of the Debenture remain without modification.

WHEREFORE, the Company and the Holder have executed this Amendment on the date set forth above.

COMPANY
PETROSONIC ENERGY, INC.

By:	/s/ Art Agolli
Art Agolli, Chief Executive Officer

HOLDER

/s/ Art Agolli
Art Agolli